[FIRST OF AMERICA LOGO]                EXHIBIT 1

                               PROMISSORY NOTE
==============================================================================
Borrower: Ronald J. Story        Lender: First of America Bank-Michigan, N.A.
          Amy K. Story                   Ann Arbor Region
          2025 Newburgh                  101 South Main Street
          Westland, MI  48185            Ann Arbor, MI   48104
=============================================================================

Principal Amount:         Interest Rate:               Date of Note:
$110,000.000                10.250%                   January 7, 1997

PROMISE TO PAY. Ronnie J. Story and Amy K. Story ("Borrower") promise to pay to First of America Bank-Michigan, N.A. ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Hundred Ten Thousand & 00/100 dollars ($110,000.00), together with interest at the rate of 10.250% per annum on the unpaid principal balance from January 7, 1997, until paid in full.

PAYMENT. Borrower will pay this loan in one principal payment of $110,000.00 plus interest on April 7, 1997. This payment due April 7, 1997, will be for all principal and accrued interest not yet paid. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower dies or becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (g)
Any of the events described in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within thirty
(30) days; or (b) if the cure requires more than thirty (30) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDERS RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the interest rate on this Note 2.000 percentage points. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of Michigan. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Washtenaw County, the State of Michigan. This Note shall be governed by and construed in accordance with the laws of the State of Michigan.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

COLLATERAL. This Note is secured by a Business Loan Agreement and Commercial Pledge and Security Agreement of even date herewith.

ADDITIONAL PROVISIONS. THE UNDERSIGNED AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS PROMISSORY NOTE OR THE INDEBTEDNESS.

ADDITIONAL COLLATERAL. Borrower also pledges to the Lender all deposits and other property of the Borrower now or hereafter in the possession, custody or control of the Lender for any purpose as security for the payment of this Note. Collateral securing other obligations of the Borrower to the Lender may also secure this Note. The surrender of this Note upon payment or otherwise shall not affect the right of the Lender to retain the Collateral as security for payment or any other indebtedness owed by the Borrower to the Lender, whether now or later arising.

DIRECT DEBIT.  The following is applicable if checked by Borrower:

                                  EXHIBIT 1
                               PROMISSORY NOTE                         Page 2
                                 (Continued)
=============================================================================

[ ] Payments shall be paid by the Borrower by debiting the Borrowers_________________account, number_______________on the due date.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. EACH BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:




X /s/ Ronnie J. Story                               X /s/ Amy K. Story
  -------------------                                -----------------
     Ronnie J. Story                                      Amy K. Story


======================================================================
Fixed Rate.  Single Pay

[FIRST OF AMERICA, LOGO]

                                   Exhibt 1

                    DISBURSEMENT REQUEST AND AUTHORIZATION
==============================================================================

Borrower: Ronnie J. Story       Lender:  First of America Bank-Michigan, N.A.
          Amy K. Story                   Ann Arbor Region
          2025 Newburgh                  101 South Main Street
          Westland, MI 48185             Ann Arbor, MI 48104
==============================================================================

LOAN TYPE. This is a Fixed Rate (10.250%), Single Pay Loan to an individual for $110,000.00 due on April 7, 1997.

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is for:

        [ ] Personal, Family, or Household Purposes or Personal Investment.

        [X] Business (Including Real Estate Investment).

SPECIFIC PURPOSE. The specific purpose of this loan is: To purchase 13,118 shares of Dearborn Bancorp, Inc. stock.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lender's conditions for making the loan have been satisfied. Please disburse the loan proceeds of $110,000.00 as follows:

         Amount paid to Borrower directly:                 $110,000.00
           $110,000.00 Lender's Check #_____________         _________

         Note Principal:                                   $110,000.00

CHARGES PAID IN CASH. Borrower has paid or will pay in cash, as agreed, the following charges and, if applicable, authorize Lender to pay such fees to the appropriate third parties:

       Prepaid Finance Charges Paid in Cash:                 $  0.00

       Other Charges Paid in Cash:                           $100.00
              $100.00 Processing Fee                       _________

       Total Charges Paid in Cash:                           $100.00

FEE PAYMENT OPTIONS-CHARGES PAID IN CASH. [ ] Attached is a check for payment of fees.
[ ] Please debit my _______________account, number______________for payment of fees.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED JANUARY 7, 1997.

BORROWER:




X /s/ Ronnie J. Story                               X /s/ Amy K. Story
  -------------------                                -----------------
     Ronnie J. Story                                      Amy K. Story


======================================================================
Fixed Rate.  Single Pay